                                                                                                                       Exhibit 99.4

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-26106, 33-35405, 33-39770,
33-57811, 333-91571, 333-31012 and 333-74624), Form S-3 (33-67870) and Form S-3/A (333-52659 and 333-34167) of The Walt Disney
Company of our report dated June 27, 2003 relating to the financial statements of the Go.com Savings and Investment Plan, which appears in this Form 11-K.

PRICEWATERHOUSECOOPERS LLP

Los Angeles, California
June 27, 2003